         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER

    Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT:                                                 GIVE THE SOCIAL SECURITY NUMBER OF--
----------------------------------------------------------------  -----------------------------------------------------
       1.  An individual's account                                The individual
       2.  Two or more individuals (joint account)                The actual owner of the account or, if combined
                                                                  funds, any one of the individuals(1)
       3.  Husband and wife (joint account)                       The actual owner of the account or, if joint funds,
                                                                  either person(1)
       4.  Custodian account of a minor (Uniform Gift to Minors   The minor(2)
           Act)
       5.  Adult and minor (joint account)                        The adult or, if the minor is the only contributor,
                                                                  the minor(1)
       6.  Account in the name of guardian or committee for a     The ward, minor, or incompetent person(3)
           designated ward, person(3) minor, or incompetent
       7.  a.  The usual revocable savings trust account          The grantor-trustee(1)
               (grantor is also trustee)
           b.  So-called trust account that is not a legal or     The actual owner(1)
               valid trust under State law
       8.  Sole proprietorship account                            The owner(4)


FOR THIS TYPE OF ACCOUNT:                                             GIVE THE EMPLOYER IDENTIFICATION NUMBER OF--
----------------------------------------------------------------  -----------------------------------------------------
       9.  A valid trust, estate, or pension trust                The legal entity (Do not furnish the identifying
                                                                  number of the personal representative or trustee
                                                                  unless the legal entity itself is not designated in
                                                                  the account title.)(5)
      10.  Corporate account                                      The corporation
      11.  Religious, charitable, or educational organization     The organization
           account
      12.  Partnership account held in the name of the business   The partnership
      13.  Association, club, or other tax-exempt organization    The organization
      14.  A broker or registered nominee                         The broker or nominee
      15.  Account with the Department of Agriculture in the      The public entity
           name of a public entity (such as a State or local
           government, school district, or prison) that receives
           agricultural program payments

------------------------

 (1) List first and circle the name of the person whose number you furnish.

 (2) Circle the minor's name and furnish the minor's social security number.

 (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

 (4) Show the name of the owner.

 (5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

  Payees specifically exempted from backup withholding on all payments include the following:

    -  A corporation.

    -  A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    -  The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    -  An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    -  A real estate investment trust.

    -  A common trust fund operated by a bank under section 584(a).

    -  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1). An entity registered at all times under the Investment Company Act of 1940.

    -  A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    -  Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    -  Payments made by certain foreign organizations.

    -  Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

    -  Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    -  Payments described in section 6049(b)(5) to nonresident aliens.

    -  Payments on tax-free covenant bonds under section 1451.

    -  Payments made by certain foreign organizations.

    -  Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.